Exhibit 23


                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------



I Consent to the reference of my name under the caption "Experts" and to use of my reports dated October 17, 2003 in the Registration Statements on Form SB-2 and related prospectus of Brighton Investment Holding Co., Inc. for the registration of 200,000 of its Common stock.



Bethesda, Maryland
January 27, 2004


                                             /S/ Randall S. Newman
                                             --------------------------------
                                             Randall S. Newman
                                             Certified Public Accountant
                                             6905 Rockledge Drive, Suite 600
                                             Bethesda, MD 20817
                                             Phone: (301) 896-9723
                                             Fax: (301) 941-9009